UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2016

TRANSMONTAIGNE PARTNERS L.P.

(Exact name of registrant as specified in its charter)

Delaware	001-32505	34-2037221
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

1670 Broadway, Suite 3100, Denver, CO 80202

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-626-8200

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written Communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry Into a Material Definitive Agreement.

On February 1, 2016, NGL Energy Partners LP (“NGL”) consummated the sale of its indirect 100% ownership interest in TransMontaigne GP L.L.C., which is the sole general partner (“General Partner”) of TransMontaigne Partners L.P. (“TLP” or “the Partnership”) pursuant to a Purchase Agreement (the “Purchase Agreement”) by and among NGL, TransMontaigne Services LLC, a Delaware limited liability company and wholly owned subsidiary of NGL, ArcLight Energy Partners Fund VI, L.P., a Delaware limited partnership (“ArcLight”), and Gulf TLP Holdings, LLC, a Delaware limited liability company and affiliate of ArcLight (“Buyer”) (the “Transaction”).  The General Partner holds the 2% general partner interest and incentive distribution rights of TLP, a Delaware master limited partnership.

As a result of the Transaction, Buyer acquired a 100% membership interest in, and control of, the General Partner, which controls TLP.  Consequently, the Transaction resulted in a change in control of TLP.  Although ArcLight has a right of first offer to purchase limited partnership units in TLP retained by NGL, ArcLight has not yet purchased any of the limited partnership units of TLP in connection with the Transaction, and the TLP limited partnership units continue to trade on the New York Stock Exchange.

In connection with the Transaction, effective as of January 29, 2016, TLP’s wholly-owned subsidiary, TransMontaigne Operating Company L.P. (“TOC”) entered into the Consent Under and Sixth Amendment to its Second Amended and Restated Senior Secured Credit Facility, dated March 9, 2011 (as previously amended, the “Credit Facility”), among TOC, as Borrower, TLP and certain of its subsidiaries, as Guarantors, the financial institutions party thereto as lenders, U.S. Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Wells Fargo Bank, National Association, as Administrative Agent.  The consent and Amendment amended the Credit Facility to, among other items, consent to the change of control of TLP resulting from the Transaction and to amend the covenant relating to a future change of control to reflect ArcLight as the indirect owner of the general partner interest in TLP.

The foregoing description of the amendment is qualified in its entirety by reference to the Consent Under and Sixth Amendment to the Second Amended and Restated Senior Secured Credit Facility, filed as Exhibit 10.1 to this current report, which is incorporated herein by this reference.

In addition, effective as of February 1, 2016, TLP entered into an Assignment and Amendment No. 4 to the Amended and Restated Omnibus Agreement (“Amendment No. 4”) by and among TLP, the General Partner, TOC, Buyer and TransMontaigne LLC, which is a wholly owned subsidiary of NGL, as assignor.  Under the omnibus agreement, the Partnership pays Buyer (and prior to Amendment No. 4, the Partnership paid TransMontaigne LLC) an administrative fee for the provision of various general and administrative services for the Partnership’s benefit.  The administrative fee includes expenses incurred by Buyer to perform centralized corporate functions, such as legal, accounting, treasury, insurance administration and claims processing, health, safety and environmental, information technology, human resources, credit, payroll, taxes and engineering and other corporate services, to the extent such services are not outsourced by Buyer.

Amendment No. 4 amends the omnibus agreement to, among other items, consent to the assignment of the omnibus agreement from TransMontaigne LLC to Buyer and Amendment No. 4 waived the automatic termination that would have occurred at such time as TransMontaigne LLC ceased to control the General Partner.  Pursuant to Amendment No. 4, the omnibus agreement will continue in effect until the earlier to occur of (i) ArcLight or its affiliates ceasing to control the General Partner or (ii) the election of TLP or Buyer, following at least 24 months’ prior written notice to the other parties.

The foregoing description of the amendment is qualified in its entirety by reference to Amendment No. 4, filed as Exhibit 10.2 to this current report, which is incorporated herein by this reference.

ITEM 5.01   Changes in Control of Registrant.

The information set forth in the first two paragraphs of Item 1.02 and the second paragraph of Item 5.02 is incorporated herein by reference.

ITEM 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the consummation of the Transaction, on February 1, 2016, Atanas H. Atanasov, Benjamin Borgen, Brian Cannon and Donald M. Jensen, each employees of NGL (the “NGL Directors”), resigned from the board of directors of the General Partner.  The Partnership provided each of the NGL Directors with a copy of the disclosures regarding their resignations contained in this Item 5.02.  In their respective letters of resignation, each of the NGL Directors indicated that there were no disagreements between himself and the Partnership or the board of directors of the General Partner regarding the Partnership’s operations, policies or practices.

To fill the vacancies resulting from the resignation of the NGL Directors, Daniel R. Revers, Kevin M. Crosby and Lucius H. Taylor, each employees of ArcLight (collectively, “the ArcLight Appointees”), were appointed to the board of directors of the General Partner effective February 1, 2016.

Mr. Revers is a co-founder and the Managing Partner of ArcLight and has 27 years of energy finance and private equity experience. Mr. Revers is responsible for overall investment, asset management, strategic planning, and operations of ArcLight and its funds. Prior to forming ArcLight in 2000, Mr. Revers was a Managing Director in the Corporate Finance Group at John Hancock Financial Services, where he was responsible for the origination, execution, and management of a $6 billion portfolio consisting of debt, equity, and mezzanine investments in the energy industry. Prior to joining John Hancock in 1995, Mr. Revers held various financial positions at Wheelabrator Technologies, where he specialized in the development, acquisition, and financing of domestic and international power and energy projects.  Mr. Revers serves as a director of the general partner of American Midstream Partners, LP and the general partner of JP Energy Partners LP.  Mr. Revers earned a Bachelor of Arts in Economics from Lafayette College and a Master of Business Administration from the Amos Tuck School of Business Administration at Dartmouth College.

Mr. Crosby serves as a Partner of Arclight.  He joined ArcLight in 2001 and has 21 years of energy finance and private equity experience.  Prior to joining ArcLight, Mr. Crosby was an Associate in the Corporate Finance Group at John Hancock where he focused on analyzing, structuring, and closing private debt and equity investments in the energy industry.  Mr. Crosby also focused on industrial sectors such as chemicals, metals, consumer products, and healthcare while at John Hancock.  Mr. Crosby began his career in 1995 at John Hancock Funds, where he held various financial positions.  Mr. Crosby earned a Bachelor of Science in Finance from the University of Maine.

Mr. Taylor serves as a Principal of Arclight.  He joined ArcLight in 2007 and has 17 years of experience in energy and natural resource finance and engineering. Prior to joining ArcLight, Mr. Taylor was a Vice President in the Energy and Natural Resource Group at FBR Capital Markets, where he focused on raising public and private capital for companies in the power and energy sectors. Mr. Taylor began his career as a geologist and project manager at CH2M HILL and is a licensed professional geologist. Mr. Taylor serves as a director of the general partner of American Midstream Partners, LP.  Mr. Taylor earned a Bachelor of Arts in Geology from Colorado College, a Master of Science in Hydrogeology from the University of Nevada, and a Master of Business Administration from the Wharton School of Business at the University of Pennsylvania.

There are no arrangements or understandings between the ArcLight Appointees and any other persons with respect to their respective appointments.  There are no relationships between the ArcLight Appointees and the General Partner or the Partnership that require disclosure pursuant to Item 404(a) of Regulation S-K.

ITEM 8.01  Other Events.

On February 1, 2016, the Partnership issued a press release announcing the closing of the Transaction together with the foregoing changes to the board of directors of the General Partner.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d)                                                                     Exhibits.

Exhibit
No.	Description of Exhibit
10.1

Consent Under and Sixth Amendment to the Second Amended and Restated Senior Secured Credit Facility, dated January 29, 2016 (as previously amended, the “Credit Facility”), among TransMontaigne Operating Company L.P., as Borrower, TransMontaigne Partners L.P. and certain of its subsidiaries, as Guarantors, the financial institutions party thereto as lenders, U.S. Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Wells Fargo Bank, National Association, as Administrative Agent.

10.2

Assignment and Amendment No. 4 to Amended and Restated Omnibus Agreement by and among TransMontaigne Partners L.P., TransMontaigne GP L.L.C., TransMontaigne Operating Company L.P., Gulf TLP Holdings, LLC and TransMontaigne LLC, as assignor, dated February 1, 2016.

99.1	TransMontaigne Partners L.P. press release dated February 1, 2016.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TRANSMONTAIGNE PARTNERS L.P.

	By:	TransMontaigne GP L.L.C., its general partner

Date: February 2, 2016	By:	/s/ Michael A. Hammell
Michael A. Hammell
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit
No.	Description of Exhibit
10.1

Consent Under and Sixth Amendment to the Second Amended and Restated Senior Secured Credit Facility, dated January 29, 2016 (as previously amended, the “Credit Facility”), among TransMontaigne Operating Company L.P., as Borrower, TransMontaigne Partners L.P. and certain of its subsidiaries, as Guarantors, the financial institutions party thereto as lenders, U.S. Bank National Association, as Syndication Agent, Bank of America, N.A., as Documentation Agent, and Wells Fargo Bank, National Association, as Administrative Agent.

10.2

Assignment and Amendment No. 4 to Amended and Restated Omnibus Agreement by and among TransMontaigne Partners L.P., TransMontaigne GP L.L.C., TransMontaigne Operating Company L.P., Gulf TLP Holdings, LLC and TransMontaigne LLC, as assignor, dated February 1, 2016.

99.1	TransMontaigne Partners L.P. press release dated February 1, 2016.